Exhibit 99.2

NEWS RELEASE


Date:           January 27, 1997  (IMMEDIATE)
Contact:        Michael F. Sandler
                Senior Vice President-Finance and Chief Financial Officer
                MEDIQ Incorporated
                (609)  665-9399


                MEDIQ SELLS ADDITIONAL CARDINAL HEALTH SHARES


                PENNSAUKEN, N.J. -- MEDIQ Incorporated (MED:AMEX) reported today that it had sold an additional 200,000 shares of Cardinal Health Inc. (CAH:NYSE) for an aggregate of $12,396,000. As a result, MEDIQ completed the sale of all the shares of Cardinal MEDIQ had received upon the sale of MEDIQ's interest in PCI Services Inc. to Cardinal on October 11, 1996. Proceeds from the sale of the Cardinal shares were used to reduce borrowings under MEDIQ's credit facility.

                MEDIQ, through its wholly owned subsidiaries, operates the largest movable critical care and life support medical equipment rental business in the United States, renting a wide variety of equipment for use by acute care hospitals, alternative care facilities, nursing homes and home health care companies.